Exhibit 99.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of February 24, 2005 (the “Effective Date”) by and among MEDICAL STAFFING NETWORK, INC, a Delaware corporation (the “Borrower”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Administrative Agent”) for itself, as a Lender, and as Administrative Agent for the Lenders, LASALLE BANK NATIONAL ASSOCIATION, as a Lender and SPECIAL SITUATIONS INVESTING GROUP, INC., as a Lender.

Statement of Facts

WHEREAS, Administrative Agent, the Lenders, the Borrower and each of the other Credit Parties are parties to that certain Credit Agreement, dated as of December 22, 2003 (such Credit Agreement, as the same may be amended, supplemented, extended, renewed, restated or replaced from time to time being hereinafter referred to as the “Credit Agreement”); and

WHEREAS, Administrative Agent, the Lenders, Borrower and each of the Credit Parties desire to amend the Credit Agreement in certain respects, all in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

Statement of Terms

1. Amendment to Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended as follows:

1.1 Section 1.1 is hereby amended by deleting the definitions of “Applicable Margin”, “Applicable Percentage”, “Availability Block”, “EBITDA”, “EBITDAR” and “Term Loan Maturity Date” in their entirety and substituting in lieu thereof the following definitions to read in their entirety as follows:

“Applicable Margin” means: (a) (i) 2.50% per annum for LIBOR Loan Advances and 1.25% per annum for Base Rate Advances, (ii) 1.25% per annum for Swingline Loans, (iii) 2.50% per annum for the Letter of Credit Fee Applicable Margin and (iv) 0.50% for the Unused Line Fee Applicable Margin; and (b) (i) 4.50% per annum for Term Loans constituting LIBOR Loans and (ii) 3.50% per annum for Term Loans constituting Base Rate Loans.

“Applicable Percentage” means (a) two percent (2%), in the case of a prepayment on or prior to February 24, 2006, and (b) one percent (1%), in the case of a prepayment after February 24, 2006 but prior to the Term Loan Maturity Date.

“Availability Block” means an amount equal to $5,000,000, provided that such amount shall equal (i) $3,000,000 for all times that the Borrower demonstrates that the Borrower’s EBITDA for the twelve month period ending on such date of determination is greater than $15,000,000, and (ii) $0 for all times that the Borrower demonstrates that the Borrower’s EBITDA for the twelve month period ending on such date of determination is greater than $20,000,000.

“EBITDA” means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any (i) intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries unless actually received by such Person, (iii) all income arising from the forgiveness, adjustment or negotiated settlement of any Indebtedness, (iv) any extraordinary items of income and (v) any increase or decrease in income arising from any change in such Person’s method of accounting, subject to Section 1.2) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) depreciation and amortization expense for such period, all as determined in accordance with GAAP minus (c) the amount of all earn-out payments made during such period in connection with Permitted Acquisitions consummated subsequent to the Closing Date; provided that, for the calculation of EBITDA made (i) for the first Fiscal Quarter of Fiscal Year 2003, EBITDA shall be the sum of the amounts set forth above plus the amount of the Discontinued Operation Fees First Quarter 2003, (ii) for the second Fiscal Quarter of Fiscal Year 2003, EBITDA shall be the sum of the amounts set forth above plus the amount of the Discontinued Operation Fees Second Quarter 2003 plus the amount of the Restructuring Fees, (iii) during and for the fourth Fiscal Quarter of Fiscal Year 2003, EBITDA shall be the sum of the amounts set forth above plus the amount of the Prior Facility Financing Fees and (iv) for the subsequent four Fiscal Quarters after incurrence, EBITDA shall be the sum of the amounts set forth above minus the amount of the Severance Payments and minus the amount of the D&O deductible.

“EBITDAR” means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any (i) intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries unless actually received by such Person, (iii) all income arising from the forgiveness, adjustment or negotiated settlement of any Indebtedness, (iv) any extraordinary items of income and (v) any increase or decrease in income arising from any change in such Person’s method of accounting, subject to Section 1.2) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period, (iii) depreciation and amortization expense for such period and (iv) Rent Expense for such period, all as determined in accordance with GAAP minus (c) the amount of all earn-out payments made during such period in connection with Permitted Acquisitions consummated subsequent to the Closing Date; provided that, for the calculation of EBITDAR made (i) for the first Fiscal Quarter of Fiscal Year 2003, EBITDAR shall be the sum of the amounts set forth above plus the amount of the Discontinued Operation Fees First Quarter 2003, (ii) for the second Fiscal Quarter of Fiscal Year 2003, EBITDAR shall be the sum of the amounts set forth above plus the amount of the Discontinued Operation Fees Second Quarter 2003 plus the amount of the Restructuring Fees, (iii) during and for the fourth Fiscal Quarter of Fiscal Year 2003, EBITDAR shall be the sum of the amounts set forth above plus the amount of the Prior Facility Financing Fees and (iv) for the subsequent four Fiscal Quarters after incurrence, EBITDAR shall be the sum of the amounts set forth above minus the amount of the Severance Payments and minus the amount of the D&O deductible.

“Term Loan Maturity Date” means December 22, 2006.

1.2. Section 2.7 is hereby amended by deleting clause (c) thereof in its entirety and substituting in lieu thereof the following revised clause (c) to read in its  entirety as follows:

(c) Prepayment Fee. If the Borrower shall voluntarily prepay all or any portion of the Term Loan prior to the Term Loan Maturity Date, whether before or after acceleration of the Obligations, the Borrower shall pay to Administrative Agent, for the ratable benefit of Term Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage multiplied by the principal amount of the Term Loan prepaid. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Term Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Term Loan.

1.3. Section 2.8 is hereby amended by deleting clause (e) thereof in its entirety and substituting in lieu thereof the following revised clause (e) to read in its entirety as follows:

(e) Intentionally Omitted.

1.4. Section 2.10 is hereby amended by deleting the first sentence of clause (d) thereof in its entirety (i.e., deleting the sentence that reads “Prepayments described in Section 2.8(e) shall first be applied to pay the Term Loan(s) and, at any time after the Term Loan(s) shall have been prepaid in full, such prepayments shall be applied to reduce the outstanding principal balance of the Revolving Loans.”).

1.5 Section 6.10 is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following revised Section 6.10 to read in its entirety as follows:

Section 6.10 Financial Covenants. The Borrower’s fiscal year ends on the Sunday closest to December 31 of each calendar year. Each reference to March 31, June 30, September 30 and December 31 in this Section 6.10 shall be deemed to refer to the last day of the fiscal quarter or fiscal year of the Borrower, as applicable, ending on or about such date. In addition, each reference to January 1, April 1, July 1 and October 1 shall be deemed to refer to the first day of the fiscal quarter or fiscal year of the Borrower, as applicable, beginning on or about such date.

(a) Leverage Ratio. The Leverage Ratio, at all times during the periods set forth below, shall be less than or equal to the ratio set forth opposite such period:

(i)	From the Closing Date to and including December 31, 2003, 3.00 to 1.0.

(ii)	From January 1, 2004 to and including June 30, 2004, 4.50 to 1.0;

(iii)	From July 1, 2004 to and including September 30, 2004, 5.90 to 1.0.

(iv)	From October 1, 2004 to and including December 31, 2004, 7.00 to 1.0.

(v)	From January 1, 2005 to and including March 31, 2005, 5.75 to 1.0.

(vi)	From April 1, 2005 to and including June 30, 2005, 4.50 to 1.0.

(vii)	From July 1, 2005 to and including September 30, 2005, 3.75 to 1.0.

(viii)	From October 1, 2005 to and including December 31, 2005, 3.00 to 1.0.

(ix)	From January 1, 2006 to and including June 30, 2006, 2.50 to 1.0.

(x)	From July 1, 2006 and thereafter, 2.25 to 1.0.

(b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the end of each Fiscal Quarter of the Borrower set forth below, shall be greater than or equal to the ratio set forth opposite such Fiscal Quarter:

Fiscal Quarter	Minimum Fixed Charge Coverage Ratio
Fiscal Quarter ending December 31, 2003	1.15 to 1.0
Fiscal Quarter ending March 31, 2004	1.15 to 1.0
Fiscal Quarter ending June 30, 2004	1.25 to 1.0
Fiscal Quarter ending September 30, 2004	1.00 to 1.0
Fiscal Quarter ending December 31, 2004	0.75 to 1.0
Fiscal Quarter ending March 31, 2005	0.75 to 1.0
Fiscal Quarter ending June 30, 2005	1.10 to 1.0
Fiscal Quarter ending September 30, 2005	1.15 to 1.0
Fiscal Quarter ending December 31, 2005	1.25 to 1.0
Fiscal Quarter ending March 31, 2006	1.50 to 1.0
Fiscal Quarter ending June 30, 2006	1.50 to 1.0
Fiscal Quarter ending September 30, 2006	1.50 to 1.0
Fiscal Quarter ending December 31, 2006 and each Fiscal Quarter thereafter	1.50 to 1.0

(c) EBITDA. EBITDA, for each 12 month period ending as of the last day of each Fiscal Quarter set forth below, shall not be less than the amount set forth opposite such period:

Fiscal Quarter	EBITDA
Fiscal Quarter ending December 31, 2003	$21,000,000
Fiscal Quarter ending March 31, 2004	$13,000,000
Fiscal Quarter ending June 30, 2004	$11,200,000
Fiscal Quarter ending September 30, 2004	$8,000,000
Fiscal Quarter ending December 31, 2004	$6,500,000
Fiscal Quarter ending March 31, 2005	$7,500,000
Fiscal Quarter ending June 30, 2005	$8,400,000
Fiscal Quarter ending September 30, 2005	$9,300,000
Fiscal Quarter ending December 31, 2005	$11,200,000
Fiscal Quarter ending March 31, 2006	$15,000,000
Fiscal Quarter ending June 30, 2006	$16,000,000
Fiscal Quarter ending September 30, 2006	$17,000,000
Fiscal Quarter ending December 31, 2006 and each Fiscal Quarter thereafter.	$18,000,000

(d) Days Sales Outstanding. As of the end of each Fiscal Month from the Closing Date, Days Sales Outstanding shall not be greater than 70 days for any Fiscal Month.

2. No Other Amendments. Except for the amendments set forth in Section 1 of this Amendment, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s or any other Credit Party’s Obligations under or in connection with the Credit Agreement or any other Loan Document or to modify, affect or impair the perfection or continuity of Administrative Agent’s security interests in, security titles to or other liens on any Collateral for the Obligations.

3. Representations and Warranties. To induce Administrative Agent to enter into this Amendment, Borrower and each of the other Credit Parties hereby warrant, represent and covenant to Administrative Agent and Lender that after giving effect to this Amendment:

3.1 Each representation or warranty of Borrower and each other Credit Party set forth in the Credit Agreement is true and correct in all material respects on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period).

3.2 No Default or Event of Default has occurred and is continuing.

3.3 Borrower and each other Credit Party have the power and are each duly authorized to enter into, deliver and perform this Amendment, and this Amendment is the legal, valid and binding obligation of the Borrower and each other Credit Party enforceable against it in accordance with its terms.

3.4 The execution, delivery and performance by each Credit Party of the Credit Agreement, as amended by this Amendment: (a) is within such Person’s power; (b) has been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) does not contravene any provision of such Person’s charter or bylaws; (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority (including specifically any applicable rule or regulation relating to the eligibility of such Person or to receive payment and to participate as an accredited and certified provider of health care services under Medicare, Medicaid, TRICARE, CHAMPVA or any equivalent program or relating to the licenses and permits required therein or in connection therewith); (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) does not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Administrative Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) does not require the consent or approval of any Governmental Authority or any other Person.

4. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective, as of the Effective Date, upon receipt by Administrative Agent, in form and substance satisfactory to Administrative Agent, of:

4.1 one or more counterparts of this Amendment duly executed and delivered by Borrower and each other Credit Party;

4.2 payment by Borrower to Special Situations Investing Group, Inc. (“SSIG”), an amount to reduce the outstanding principal amount of the Term Loans held by SSIG from $6,000,000 to $0;

4.3 payment by the Borrower to SSIG the amount of any LIBOR breakage fee due to such Lender pursuant to Section 9.4(d) of the Credit Agreement in connection with the prepayment of such Lender’s Term Loan; and

4.4 payment by Borrower to the Administrative Agent for the ratable benefit of the Revolving Lenders of an amendment fee in the amount of $45,000, which fee shall be fully earned and non-refundable when paid.

5. Reimbursement of Expenses. The Borrower hereby agrees that it shall reimburse the Administrative Agent and the Lenders on demand for all costs and expenses (including without limitation attorney’s fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

6. Ratification; No Novation. Borrower and each of the other Credit Parties hereby ratifies and reaffirms each and every term, covenant and condition set forth or incorporated by reference in the Credit Agreement (as amended and supplemented by this Amendment), all Loan Documents and all other documents delivered by Borrower in connection therewith (including without limitation the other documents executed in connection with Letters of Credit to which any Credit Party is a party) effective as of the date hereof and none of the rights, interests and obligations existing and to exist under such documents are hereby released, diminished or impaired. The execution and delivery of this Amendment shall not, and shall not be deemed to, constitute a novation of any indebtedness or other obligations owing to the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents or any other documents delivered by Borrower in connection therewith (including without limitation the other documents executed in connection with Letters of Credit to which any Credit Party is a party). Subject to Section 4, on the date of this Amendment, the Credit Agreement shall be amended and supplemented as described in this Amendment, and all loans and other obligations of the Credit Parties outstanding as of the date hereof under the Credit Agreement shall be deemed to be loans and obligations outstanding under the Credit Agreement as amended, without further action by any Person.

7. Waiver and Release.  To induce the Administrative Agent and the Lenders to enter into this Amendment, Borrower and each of the other Credit Parties hereby waives and releases any claim, defense, demand, action or suit of any kind or nature whatsoever against any or all of the Administrative Agent or Lenders arising on or prior to the date hereof in connection with the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated thereunder, except that this Section 7 shall not waive or release any of the Administrative Agent’s or the Lenders’ contractual obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.

8. Estoppel. To induce Administrative Agent (in its various capacities) to enter into this Amendment, Borrower and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of any Credit Party as against Administrative Agent (in its various capacities) with respect to the obligations of any Credit Party to Administrative Agent (in its various capacities) under the Credit Agreement or the other Loan Documents, either with or without giving effect to this Amendment.

9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

11. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

12. Entire Agreement. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

13. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that no Credit Party may assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.
MEDICAL STAFFING NETWORK, INC., as Borrower

By: /s/ Larry McPherson
Name:  Larry McPherson
Title: Chief Financial Officer

OTHER CREDIT PARTIES:

MEDICAL STAFFING NETWORK HOLDINGS, INC.

By: /s/ Larry McPherson
Name: Larry McPherson
Title: Chief Financial Officer

MEDICAL STAFFING HOLDINGS, LLC
By:  Medical Staffing Network Holdings,  Inc., as its sole Member

By: /s/ Kevin Little
Name: Kevin Little
Title:  President and Chief Operating Officer

MSN-ILLINOIS HOLDINGS, INC.

By:  /s/ Kevin Little
Name: Kevin Little
Title: Director

MEDICAL STAFFING NETWORK OF ILLINOIS, LLC

By: /s/ Kevin Little
Name: Kevin Little
Title: Manager

MEDICAL STAFFING NETWORK ASSETS, LLC

By: /s/ Kevin Little
Name: Kevin Little
Title: Manager

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender and as Administrative Agent

By: /s/ Steven Wagnblas
Name:  Steven Wagnblas
Its Duly Authorized Signatory

LASALLE BANK NATIONAL ASSOCIATION, as Lender

By:  /s/ Geraldine Rudig
Name:  Geraldine Rudig
Its Duly Authorized Signatory

SPECIAL SITUATIONS INVESTING GROUP, INC., as Lender

By: /s/ Albert Dombrowski
Name: Albert Dombrowski
Its Duly Authorized Signatory